Exhibit 4.12

PROMISSORY NOTE

$250,000	May 20, 2013
Moorestown N.J.

FOR VALUE RECEIVED, the undersigned, CareKinesis Inc., a Delaware Corporation, on demand, promises to pay to the order of John R. Durham and  Joann M. Durham, or the survivor among them, at [                      ] the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) with interest computed at six percent (6%) per annum from May 20th, 2013. All interest payments shall be computed based upon the number of days/month times 0.000164 times the then outstanding principal at month’s end. Interest is payable monthly on the fifteenth (15th) day of each consecutive month with the first payment June 15, 2013.

The principal of this Promissory Note may be paid in part or in full at any time without penalty.

If any payment hereon be not paid within thirty (30) days of the due date all of the indebtedness evidenced by this Promissory Note shall, at the option of the Holder, be immediately due and payable.

If this note is placed in the hands of an attorney for collection, the undersigned makers agree to pay an additional amount equal to reasonable attorney fees.

As additional consideration for the loan, it is agreed that CareKinesis, Inc. will, simultaneously with the execution of this Amended Promissory Note, grant to John R. Durham and Joann M. Durham, or the survivor among them, warrants to purchase Class B Common Stock of CareKinesis, Inc., with the number of shares of Class B Common Stock and the Exercise Prices as set forth in the Warrant.

CareKinesis, Inc.		CareKinesis,Inc.

by:	/s/ Brian Adams	by:	/s/ Orsula V. Knowlton
Brian Adams Secretary		Orsula Knowlton President

STATE OF NEW JERSEY

COUNTY OF BURLINGTON

I certify that on the 20th day of May 2013 Brian Adams personally came before me and stated to my satisfaction that:

(1) he is the Secretary of CareKinesis, Inc.

(2) that Orsula Knowlton is the President of CareKinesis, Inc.

(3) that CareKinesis, Inc., was the maker of the Amended Promissory Note; and

(4) executed the Amended Promissory Note as its act and deed.

/s/ Maureen E. Vurgason